                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

INFOCURE CORPORATION

     We consent to the use of the reports of BDO Seidman, LLP included herein regarding the following corporations:

        InfoCure Corporation dated November 29, 1996
        American Medcare Corporation dated April 12, 1996
        KComp Management Systems, Inc. dated November 15, 1996
        Millard-Wayne, Inc. dated October 28, 1996
        Health Care Division (a division of Info Systems of North Carolina, Inc.) dated November 8, 1996
        Rovak, Inc. dated November 16, 1996
        DR Software, Inc. dated November 23, 1996.

     We also consent to the reference to our firm under the heading "Experts" in the Prospectus.

BDO Seidman, LLP
Atlanta, Georgia
December 23, 1996
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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT

     We consent to the use of our report included herein regarding Healthcare Information Systems, Inc. dated October 31, 1996 and to the reference to our firm under the heading "Experts" in the Prospectus.

BDO Seidman, LLP
St. Louis, Missouri
December 23, 1996